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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 17, 2004
                              THE HOME DEPOT, INC.

             (Exact name of registrant as specified in its charter)



        Delaware                      1-8207                   95-3261426
----------------------------        ------------          -------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)



2455 Paces Ferry Road, Atlanta, Georgia                       30339-4024
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(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (770) 433-8211
        -----------------------------------------------------------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         On December 17, 2004, the Board of Directors of The Home Depot, Inc. appointed Mr. Tom Taylor, age 38, as its Executive Vice President - Home Depot Stores, a newly-created position, with responsibility for execution across all of the Company's U.S. and Mexico stores. Mr. Taylor's appointment is effective on December 20, 2004 and is subject to no fixed term.

         Mr. Taylor has been with The Home Depot for 21 years and has served in a variety of capacities. Since February 2003, he has been Division President of the Company's Eastern Division. From November 1999 to May 2001 and again from January 2002 to February 2003, he was Division President of the Northwest Division. From May 2001 to January 2002, he served as the Company's Senior Vice President of the PRO Contractor Business.

         Mr. Taylor's annual base salary will be $615,000, and he will also be entitled to participate in the Company's Management Incentive Program, which provides an annual incentive target of up to 100% of his base salary, based on achieving established goals. Mr. Taylor will also be eligible to participate in the Company's Long-Term Incentive Plan, which provides an incentive target of 75% of his base salary, based on a three-year performance period that begins annually. In connection with his appointment, the Leadership Development and Compensation Committee authorized the award to Mr. Taylor, effective February 24, 2005, of a special grant of 30,000 non-qualified stock options exercisable in accordance with the 1997 Omnibus Stock Incentive Plan (the "1997 Plan"), of which 25% will become exercisable on each of the second through fifth anniversaries of the grant date and all of which will expire on the earlier to occur of the tenth anniversary of the grant date and a specified period after termination of employment. Such Committee also authorized a special grant to Mr. Taylor, effective as stated above, of 20,000 shares of restricted stock in accordance with the 1997 Plan, which shares vest after five years.

         In addition to benefits available to all salaried associates of the Company, Mr. Taylor will receive additional benefits consisting of (i) a $250,000 death benefit only insurance policy; (ii) a benefit allowance of $25,000 in the Company's Supplemental Executive Choice Program (providing for the purchase of additional insurance or the reimbursement of financial services or health care expenses); (iii) participation in the Company's leased car program; and (iv) certain home relocation benefits, including a $25,000 relocation allowance, reimbursement of the loss-on-sale of Mr. Taylor's current home and shipping expenses for his family's personal effects.

         Upon termination of Mr. Taylor's employment by the Company without cause, Mr. Taylor is entitled to receive, subject to certain conditions, a 24-month continuation of his base salary and benefits, during which period outstanding options and restricted stock will continue to vest. Mr. Taylor is also subject to confidentiality restrictions and non-compete and non-solicitation provisions during the 36-month period following the termination of his employment with the Company.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE HOME DEPOT, INC.
                                               ---------------------
                                                   (Registrant)




                                               /s/ Frank L. Fernandez
                                               -------------------------------
                                               Frank L. Fernandez
                                               Executive Vice President,
                                               Secretary and General Counsel

Dated:  December 22, 2004